UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 16, 2007

Bandag, Incorporated
(Exact name of registrant as specified in its charter)

Iowa	1-7007	42-0802143
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2905 North Highway 61, Muscatine, Iowa 52761-5886
(Address of principal executive offices, including zip code)
(563) 262-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.      Material Modification to Rights of Security Holders.

        On January 16, 2007, each share of Class B Common Stock, par value $1 per share, of Bandag, Incorporated (the “Company”) was automatically converted into one share of the Company’s Common Stock, par value $1 per share. Prior to the conversion, the Carver family owned approximately 99% of the outstanding shares of Class B Common Stock and controlled approximately 64% of the voting power of the Company’s voting securities (the Class B Common Stock and Common Stock). Following the conversion, the Carver family controls approximately 36% of the voting power of the Company’s voting securities (the Common Stock). The Carver family consists of Lucille A. Carver, Martin G. Carver and his spouse, Roy J. Carver, Jr., John Carver and his spouse, certain trusts of which members of the Carver family are beneficiaries, and certain corporations and partnerships controlled by members of the Carver family.

        The table set forth below summarizes the relative rights, powers, preferences and limitations of the Common Stock and the former Class B Common Stock:

	Common Stock	Former Class B Common Stock
Voting rights (per share)	1	10
Cash dividend rights (per share)	Pro rata share of dividends	Same as Common Stock
as determined by Board of
Directors
Transferability	Freely transferable*	Unless converted to Common Stock,
could only be transferred to
permitted transferees*
Preemptive rights	None	None
Liquidation rights	Pro rata share of assets	Same as Common Stock
remaining after payment of
all liabilities

* Certain federal and state securities law restrictions apply to directors, officers, other affiliates and persons holding “restricted” stock.

        Following the automatic conversion of the Class B Common Stock, the Company now has two classes of stock outstanding — the Common Stock and the Class A Common Stock. The Common Stock is traded on the New York Stock Exchange under the symbol “BDG,” and the Class A Common Stock is traded on the New York Stock Exchange under the symbol “BDGA.”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDAG, INCORPORATED
(Registrant)
By: /s/ Warren W. Heidbreder
Warren W. Heidbreder
Vice President, Chief Financial Officer

Date: January 17, 2007

Signature Page